UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Immunogen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMMUNOGEN, INC.
128 Sidney Street, Cambridge, MA 02139	TEL: (617) 995-2500 FAX: (617) 995-2510

October 7, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of ImmunoGen, Inc. (the “Company”) to be held at 10:00 a.m., Boston time, on Tuesday, November 8, 2005 at the offices of the Company, 128 Sidney Street, Cambridge, Massachusetts.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters that will be presented at the Annual Meeting. At the Annual Meeting, seven members will be elected to the Board of Directors. The Board of Directors recommends the approval of this proposal, which is described in the enclosed proxy statement, which we encourage you to read carefully.

We hope that you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone, promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

Sincerely,

MITCHEL SAYARE
President, Chief Executive Officer and Chairman of the Board

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

IMMUNOGEN, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 8, 2005

To the Shareholders
of  ImmunoGen, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ImmunoGen, Inc., a Massachusetts corporation (the “Company”), will be held at the offices of the Company, 128 Sidney Street, Cambridge, Massachusetts, on Tuesday, November 8, 2005 at 10:00 a.m., Boston time, for the following purposes:

1.                To  fix the number of members of the Board of Directors at seven and elect seven members to the Board of Directors to hold office until the next annual meeting of Shareholders and until their successors are duly elected and qualified; and

2.                To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 12, 2005 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

You are cordially invited to attend the Annual Meeting in person, if possible. Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy and return it in the envelope enclosed for this purpose, or vote via the Internet or telephone, as soon as possible. Your Proxy is revocable at any time prior to the exercise thereof by written notice received by the Company, by delivery or transmission of a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

By order of the Board of Directors

JONATHAN L. KRAVETZ, ESQ.
Secretary

October 7, 2005

IMMUNOGEN, INC.

128 Sidney Street
Cambridge, Massachusetts 02139
617-995-2500

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of ImmunoGen, Inc., a Massachusetts corporation (the “Company”), of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at the offices of the Company, 128 Sidney Street, Cambridge, Massachusetts on Tuesday, November 8, 2005 at 10:00 a.m., Boston time, and at any adjournments thereof (the “Meeting”).

Where the shareholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted as follows:

•       FOR the election of the seven nominees for Director named herein

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or submitting a duly executed proxy bearing a later date. Any shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum at the Meeting. Votes of shareholders of record who are present at the Meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the Meeting for purposes of determining whether a quorum exists. No appraisal rights exist for any action to be taken at the Meeting.

Nominees for election as Directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for Director will have no effect on the outcome of the vote.

If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter. As to the election of Directors, broker non-votes are not deemed to be present and represented and are not entitled to vote, and will have no effect on the outcome of the vote.

The close of business on September 12, 2005 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. As of the close of business on September 12, 2005, the Company had 41,074,772 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by shareholders.

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

Instead of submitting proxies by mail on the enclosed proxy card, shareholders have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there may be separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company’s stock records in your name or in the name of a brokerage firm or bank. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

The Internet and telephone procedures described below for submitting your proxy are designed to authenticate stockholders’ identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which would be borne by the shareholder.

Shareholders of record who wish to vote via the Internet or telephone may submit their proxies:

•       through the Internet by visiting a website established for that purpose at http://www.proxyvoting.com/imgn and following the instructions; or

•       by telephone by calling the toll-free number 1-866-540-5760 and following the recorded instructions.

This Proxy Statement and the accompanying proxy are being mailed on or about October 7, 2005 to all Shareholders entitled to notice of and to vote at the Meeting.

The Annual Report to Shareholders for the fiscal year ended June 30, 2005 is being mailed to the Shareholders with this Proxy Statement, but does not constitute a part hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 12, 2005 concerning the beneficial ownership of the Common Stock by each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each current member of the Board of Directors, each executive officer of the Company named in the Summary Compensation Table below, and all current executive officers and Directors of the Company as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)
FMR Corp(2)	4,240,816	10.3%
82 Devonshire St
Boston, MA 02109
Capital Ventures International(3)	3,953,023	9.6%
One Capitol Place, PO Box 1787 GT
Grand Cayman Islands, B.W.I.
Barclays Global Investors(4)	2,249,984	5.5%
45 Fremont Street
San Francisco, CA 94105
Mitchel Sayare(5)	1,339,596	3.3%
Walter A. Blättler(6)	923,651	2.2%
David W. Carter(7)	95,000	**
Stuart F. Feiner(8)	43,334	**
Mark Skaletsky(9)	76,259	**
Nicole Onetto, MD	—	—
Joseph J. Villafranca	—	—
Daniel M. Junius	—	—
John M. Lambert(10)	576,125	1.4%
Pauline Jen Ryan(11)	230,834	**
All current executive officers and Directors as a group (10 persons)(12)	3,284,799	8.0%

*                    Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

**             Represents beneficial ownership of less than 1% of the Common Stock.

(1)          The number of shares of Common Stock issued and outstanding on September 12, 2005 was 41,074,772. Share ownership includes shares of Common Stock issuable upon exercise of certain outstanding options as described in the footnotes below.

(2)          Consists of 4,240,816 shares of Common Stock that FMR Corp held as of December 31, 2004, according to a report on Schedule 13G filed by such entity.

(3)          Consists of 3,953,023 shares of Common Stock that Capital Ventures International held as of December 31, 2004, according to a report on Schedule 13G filed by such entity.

(4)          Consists of  2,249,984 shares of Common Stock that Barclays Global Investors held as of December 31, 2004, according to a report on Schedule 13G filed by such entity.

(5)          Includes 997,500 shares of Common Stock that Dr. Sayare may acquire upon the exercise of options within 60 days after September 12, 2005.

(6)          Includes 823,751 shares of Common Stock that Dr. Blättler may acquire upon the exercise of options within 60 days after September 12, 2005.

(7)          Consists of 95,000 shares of Common Stock that Mr. Carter may acquire upon the exercise of options within 60 days after September 12, 2005.

(8)          Stuart F. Feiner, a Director of the Company, is Executive Vice President, General Counsel and Secretary of Inco Limited. He is also Chairman of the general partner of North American Partners Limited Partnership II, which owns 19 shares of Common Stock. Mr. Feiner disclaims beneficial ownership of the shares of Common Stock held by North American Partners Limited Partnership II. Includes 43,334 shares of Common Stock that Mr. Feiner may acquire upon the exercise of options within 60 days after September 12, 2005.

(9)          Includes 62,500 shares of Common Stock that Mr. Skaletsky may acquire upon the exercise of options within 60 days after September 12, 2005.

(10)   Includes 531,834 shares of Common Stock that Dr. Lambert may acquire upon the exercise of options within 60 days after September 12, 2005.

(11)   Consists of 230,834 shares of Common Stock that Ms. Ryan may acquire upon the exercise of options within 60 days after September 12, 2005.

(12)   See footnotes (5)-(11).

INFORMATION ABOUT THE COMPANY’S DIRECTORS AND CURRENT EXECUTIVE OFFICERS

Under the Company’s By-Laws, the number of members of the Company’s Board of Directors is fixed from time to time by the shareholders, and Directors serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified. The Company recommends that the shareholders fix the number of members of the Company’s Board of Directors at seven. The seven nominees for the Board of Directors to be elected at the Meeting are Mitchel Sayare, Ph.D., Walter A. Blättler, Ph.D., David W. Carter, Stuart F. Feiner, Nicole Onetto, MD, Mark Skaletsky, and Joseph J. Villafranca, PhD.

Set forth below are the names of the persons nominated as Directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships.

Name of Director	Age	Principal Occupations During at Least the Last Five Years
Mitchel Sayare	57

Mitchel Sayare, Ph.D., Chief Executive Officer, a Director since 1986 and Chairman of the Board since 1989, joined the Company in 1986. From 1986 until 1992, and currently since 1994, Dr. Sayare has served as President of the Company. From 1982 to 1985, Dr. Sayare was Vice President for Development at Xenogen, Inc., a biotechnology company specializing in monoclonal antibody-based diagnostic systems for cancer. From 1977 to 1982, Dr. Sayare was Assistant Professor of Biophysics and Biochemistry at the University of Connecticut. He holds a Ph.D. in Biochemistry from Temple University School of Medicine. Dr. Sayare serves on the Board of Directors of ImmuCell Corporation, in addition to a number of private companies.

Walter A. Blättler	56

Walter A. Blättler, Ph.D., elected a Director in September 1995, served as Vice President, Research and Development of the Company from 1987 to October 1994 and as the Company’s Senior Vice President, Research and Development from October 1994 to October 1996. Since 1996, Dr. Blättler has served as the Company’s Executive Vice President, Science and Technology. Dr. Blättler joined the Company in October 1987. From 1981 to 1987, Dr. Blättler was chief scientist for the ImmunoGen-supported research program at the Dana-Farber Cancer Institute. Dr. Blättler received his Ph.D. from the Swiss Federal Institute of Technology in Zurich in 1978.

David W. Carter	67

David W. Carter, Lead Director since September 2002 and a Director since June 1997, is Chief Executive Officer and Chairman of the Board of Xenogen, Inc., which he joined in 1997. From 1991 to 1997, Mr. Carter was the President and Chief Executive Officer of Somatix Therapy Corporation. Mr. Carter also serves on the Board of Directors of Cell Genesys, Inc.

Stuart F. Feiner	57

Stuart F. Feiner, a Director since 1984, has been Executive Vice President, General Counsel and Secretary of Inco Limited since August 1993, after having served as Vice President, General Counsel and Secretary of Inco Limited from April 1992 to August 1993. From January 1984 until April 1992, Mr. Feiner was President of Inco Venture Capital Management, the venture capital unit of Inco Limited. Mr. Feiner serves on the Boards of Directors of certain private companies funded by Inco Venture Capital Management.

Nicole Onetto	52

Nicole Onetto, MD, a Director since June 2005, has served as Senior Vice President and Chief Medical Officer of ZymoGenetics, Inc. since July 2005. Prior to ZymoGenetics, Dr. Onetto served as Chief Medical Officer of OSI Pharmaceuticals, Inc. from October 2003 to April 2005 and served as Executive Vice President, Oncology Division of OSI from January 2002 to October 2003. Prior to OSI, Dr. Onetto led clinical research in positions of increasing responsibility at Gilead Sciences, NeXstar Pharmaceuticals, Bristol-Myers Squibb, Immunex, and Hoechst (now sanofi-aventis). Dr. Onetto has a Bachelor of Arts degree from the Academy of Paris, France, a Doctor of Medicine degree from the University of Paris V, France, and a Masters of Science degree in pharmacology from the University of Montreal, Canada. Dr. Onetto was recommended as a nominee to become a Director to the Corporate Governance and Nominating Committee by the Chief Executive Officer and Lead Director through the utilization of a director search firm.

Mark Skaletsky	57

Mark Skaletsky, a Director since March 2000, has served as the Chairman of the Board and Chief Executive Officer of Trine Pharmaceuticals (formerly Essential Therapeutics, Inc.) since October 25, 2001. Essential Therapeutics, Inc. is the company formed by the merger of The Althexis Company and Microcide Pharmaceuticals, Inc. On May 1, 2003, Essential Therapeutics filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Prior to Essential Therapeutics, Mr. Skaletsky served as Chairman of the Board and Chief Executive Officer of The Althexis Company beginning in March 2000. Prior to his positions with The Althexis Company, Mr. Skaletsky served as President, Chief Executive Officer, and a Director of GelTex Pharmaceuticals, Inc. from 1993 until its acquisition by Genzyme Corporation in 2000. From 1988 to 1993, he was Chairman and Chief Executive Officer of Enzytech, Inc., a biotechnology company, and from 1983 to 1988 he was President and Chief Operating Officer of Biogen, Inc., also a biotechnology company. He is a Director of Isis Pharmaceuticals, Inc. and Icoria, Inc.

Joseph J. Villafranca	61

Joseph J. Villafranca, PhD., a Director since June 2004, has served as Executive Vice President, Pharmaceutical Development and Operations at Neose Technologies, Inc. since October 2002. Prior to Neose, Dr. Villafranca was the Vice President of Biologics Strategy and Biopharmaceutical Operations at Bristol-Myers Squibb Company from 1992 to 2002. Prior to Bristol-Myers Squibb, Dr. Villafranca was the Evan Pugh Professor of Chemistry at the Pennsylvania State University. Dr. Villafranca holds a Ph.D. in Biochemistry/Chemistry and completed his postdoctoral work at the Institute for Cancer Research in Philadelphia.

Committees of the Board of Directors and Meetings

Audit Committee.   David W. Carter, Stuart F. Feiner (Chairman), and Mark Skaletsky currently serve on the Company’s Audit Committee. The Audit Committee engages the Company’s independent accountants, reviews quarterly and annual financial statements, considers matters relating to accounting policies and internal controls and reviews the scope of annual audits. The Board of Directors approved an Audit Committee Charter on September 30, 2004 that sets forth in detail the duties and responsibilities of the Audit Committee. Each member of the Audit Committee is considered an independent director under the listing standards of the National Association of Securities Dealers, Inc.

The Board of Directors has determined that both David Carter and Mark Skaletsky qualify as audit committee financial experts, who are independent from management, as that term is defined by the rules issued in January 2003 by the Securities and Exchange Commission under Section 407(b) of the Sarbanes-Oxley Act of 2002.

The Board of Directors has determined that Mr. Feiner also qualifies as an audit committee financial expert, who is independent from management, through his education, his service on the audit committees of a wide range of public and private companies and interaction with chief financial and accounting officers and public accounting firms who served as independent auditors to certain companies when he was responsible for Inco Limited’s venture capital unit over the 1984–1992 period and, most recently, his direct involvement and participation, as part of his responsibilities in his current employment position since 1992, in a wide range of complex financial and accounting issues involving the businesses and operations of Inco Limited.

Compensation Committee.   David W. Carter, Mark Skaletsky (Chairman), and Joseph J. Villafranca currently serve on the Compensation Committee. The Compensation Committee reviews, approves and makes recommendations concerning the Company’s compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation Committee also administers the Company’s Restated Stock Option Plan, the 2001 Non-Employee Director Stock Plan, and the 2004 Non-Employee Director Compensation and Deferred Share Unit Plan. The Board of Directors approved a Compensation Committee Charter that sets forth in detail the duties and responsibilities of the Compensation Committee. Each member of the Compensation Committee is considered an independent director under the listing standards of the National Association of Securities Dealers, Inc.

Corporate Governance and Nominating Committee.   David W. Carter (Chairman), Stuart F. Feiner, Nicole Onetto, MD, and Joseph J. Villafranca currently serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee is considered an independent director under the listing standards of the National Association of Securities Dealers, Inc. The Board of Directors approved a Corporate Governance and Nominating Committee Charter on October 27, 2004 that sets forth in detail the duties and responsibilities of the Corporate Governance and Nominating Committee. This Charter is attached here to as Appendix A.

The functions of the Corporate Governance  and Nominating Committee include identifying and recommending to the Board individuals qualified to serve as directors of the Company; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition and procedures; developing and recommending to the Board a set of corporate governance principles applicable to the Company; overseeing corporate governance matters generally; and overseeing the annual evaluation of the Board and the Company’s CEO.

The Corporate Governance and Nominating Committee considers director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the Board and the qualifications of the proposed candidate. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•       The name and address of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, a description of all arrangements or understandings between the stockholder and the proposed candidate and any other person(s) (including their names) pursuant to which the nomination is being made, a representation that the stockholder intends to appear in person or by proxy at the applicable annual meeting to nominate the candidate named in the notice, and any other information relating to the stockholder that would be required to solicit a proxy under federal securities law; and

•       The name, age, business and residence address of the proposed candidate, the number of shares of Company stock owned by the proposed candidate, the proposed candidate’s resume or a listing of his or her qualifications to be a director of the Company, the person’s consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board, and any other information relating to the candidate that would be required to be disclosed to solicit a proxy under federal securities law.

In order for a proposed candidate recommended by a stockholder or stockholders as described above to be considered by the Corporate Governance and Nominating Committee and nominated by the Board for election at an annual meeting of stockholders, the stockholder recommendation and information described above must be sent by certified or registered mail, return receipt requested, to the attention of the Corporate Secretary at ImmunoGen, Inc., 128 Sidney Street, Cambridge, MA 02139 and must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the Company’s preceding annual meeting of stockholders.

When considering potential candidates, the Corporate Governance and Nominating Committee examines a candidate’s specific experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Committee will also consider, when applicable, whether a candidate’s skill and experience would enhance the ability of a particular Board committee to fulfill its duties or satisfy any independence requirements imposed by law, regulation or the National Association of Securities Dealers, Inc.

Potential candidates may come to the attention of the Corporate Governance and Nominating Committee from current directors, executive officers, stockholders or other persons. The Committee also, from time to time, engages firms that specialize in identifying director candidates.

Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s credentials and accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as indicated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Meeting Attendance.   During the fiscal year ended June 30, 2005, there were seven meetings of the Board, eight meetings of the Audit Committee, two meetings of the Compensation Committee, and one meeting of the Corporate Governance and Nominating Committee. Messrs. Carter, Skaletsky, Sayare, Villafranca and Blattler attended all meetings of the Board. Mr. Feiner attended six meetings of the Board. Dr. Onetto attended the one meeting of the Board which occurred since her election to the Board of Directors in June 2005. Messrs. Carter, Feiner and Skaletsky attended all meetings of the Compensation Committee. Messrs. Carter, Feiner, Skaletsky attended all of the meetings of the Audit Committee. Messrs. Carter, Feiner, Skaletsky and Villafranca attended the meeting of the Corporate Governance and Nominating Committee.

Compensation Committee Interlocks and Insider Participation.   The Compensation Committee members during fiscal year 2005 were Messrs. David W. Carter,  Mark Skaletsky, and Joseph J. Villafranca, who was appointed to the Compensation Committee in August 2004. None of these Directors is or has been an officer or employee of the Company. Dr. Sayare, though not a member of the Committee, assists the Committee in determining any compensation to be awarded to executive officers other than him. Dr. Sayare also provides supplemental information regarding performance evaluations of executive officers other than him.

Lead Director.   In September 2002, the Board of Directors approved the appointment of David W. Carter to serve as Lead Director. The Lead Director’s principal duties include: chairing and communicating to the Chief Executive Officer the results of executive Board sessions; interfacing, on behalf of the outside Directors, with management on the evaluation of strategic and other issues; communicating with non-employee directors regarding management plans and initiatives; and such other duties as the Board may from time to time determine.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the attention of the Corporate Secretary at ImmunoGen, Inc., 128 Sidney Street, Cambridge, MA 02139.

All communications received as set forth in the preceding paragraph will be opened by the Finance Department for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any individual director or group or committee of directors, the Finance Department will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Currently, the Company does not have a policy regarding directors’ attendance at its Annual Meeting. Drs. Blättler and Sayare both attended the 2004 Annual Meeting.

Compensation of Directors

For services on the Board and Board Committees, effective July 1, 2004, non-employee Directors are entitled to receive annual meeting fees of (1) $25,000 per year, payable quarterly in arrears, and (2) an annual retainer of $40,000 of deferred share units upon initial appointment to the Board of Directors and $20,000 of deferred share units annually thereafter. All deferred share units vest ratably over twelve months, and the number of units is determined by the closing price of ImmunoGen common stock on the date of grant. All deferred share units are paid in cash based upon the closing price of ImmunoGen common stock on the date the individual Director ceases to be a Director. The Lead Director is entitled to annual cash compensation of $40,000, payable quarterly in arrears. Under the provisions of the Company’s 2004 Non-Employee Director Compensation and Deferred Share Unit Plan (the “2004 Plan”), that was approved by the Board of Directors of the Company in June 2004, the non-employee Directors may elect to receive their meeting fees and the Lead Director may elect to receive the Lead Director fee in the form of cash or deferred share units. Directors are also reimbursed for travel expenses incurred with respect to attending Board meetings. No additional compensation is paid for attendance at, or activities related to, Audit, Corporate Governance and Nominating and/or Compensation Committee meetings. No additional compensation is paid to Directors who are employees of the Company for their service on the Board.

Until amended by the Board of Directors in April 2004, the terms of the Company’s Restated Stock Option Plan provided that each non-employee Director, upon first being elected or appointed to the Board after July 9, 1992, and on every fourth anniversary thereof assuming he remained a non-employee Director, would receive options to purchase 10,000 shares of Common Stock. Further, the Board may also vote, at its discretion, to issue additional options as deemed appropriate. All options granted under the Plan have ten year terms and exercise prices which are equal to the fair market value of the Common Stock on the date of grant.

Summary Director Compensation Table

		Annual Compensation
				Deferred
Name	Year	Cash		Share Units
David W. Carter	2005	$65,000	(1)	3,389.83
Stuart F. Feiner	2005	$25,000		3,389.83
Mark Skaletsky	2005	$25,000		3,389.83
Joseph J. Villafranca	2005	$25,000		—
Nicole Onetto, MD	2005	$2,083		7,476.64

(1)          Includes $40,000 that represents Mr. Carter’s compensation for service as Lead Director during fiscal 2005.

Current Executive Officers

The names of and certain other information as of the date hereof regarding each current executive officer of the Company who is not also a member of the Board is set forth below. Executive officers serve at the pleasure of the Board.

Name of Executive Officer	Age	Principal Occupations During the Last Five Years
Daniel M. Junius	53

Daniel M. Junius, Senior Vice President and Chief Financial Officer joined the Company in May 2005. Mr. Junius served as Executive Vice President and Chief Financial Officer of New England Business Service (NEBS) from 2002 until 2004 and Senior Vice President and Chief Financial Officer from 1998 until 2002. Prior to NEBS, Mr. Junius was Vice President and Chief Financial Officer at Nashua Corporation, which he joined in 1984 and where he held financial management positions of increasing responsibility before becoming Chief Financial Officer in 1996. Mr. Junius holds a Masters of Business Administration from Northwestern University’s Kellogg School of Management.

John M. Lambert, Ph.D .	54

John M. Lambert, Ph.D., Senior Vice President, Pharmaceutical Development, joined the Company in 1987. Dr. Lambert served as the Company’s Senior Director of Research from October 1994 to November 1996. Prior to joining ImmunoGen, Dr. Lambert was Assistant Professor of Pathology at the Dana-Farber Cancer Institute, where he worked on the research program supported by ImmunoGen. Dr. Lambert received his Ph.D. in Biochemistry from Cambridge University in England.

Pauline Jen Ryan	38

Pauline Jen Ryan, Senior Vice President, Corporate Development and Operations since June 2004, Vice President, Business Development from 2000 to 2004 and Senior Director, Business Development from 1999 to 2000, rejoined the Company in May of 1999. From 1998 to 1999, Ms. Ryan was a Vice President of Capital Management Consulting, Inc., a biomedical consulting firm. From 1994 to 1997, she was Director of Business Development of Organogenesis, Inc., a biotechnology company. Ms. Ryan holds a Masters of Business Administration from Northwestern University’s Kellogg School of Management.

EXECUTIVE COMPENSATION

The following table (the “Summary Compensation Table”) sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Company’s Chief Executive Officer and to each of the Company’s executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)		Bonus($)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Mitchel Sayare, Ph.D.	2005	415,794		145,000	75,000	6,533
Chairman of the Board,	2004	386,954		210,000	75,000	6,065
Chief Executive Officer and President	2003	375,000		170,000	95,000	5,384
Walter A. Blättler, Ph.D.	2005	300,833		95,000	65,000	5,160
Director and Executive Vice President,	2004	279,965		175,000	65,000	4,630
Science and Technology	2003	271,000		115,000	85,000	3,775
Daniel M. Junius	2005	40,385	(2)	—	200,000 (2)	234
Senior Vice President Finance and	2004	—		—	—	—
Chief Financial Officer	2003	—		—	—	—
John M. Lambert, Ph.D.	2005	252,553		65,688	35,000	2,919
Senior Vice President,	2004	235,033		87,500	35,000	2,761
Pharmaceutical Development	2003	232,446		73,518	45,000	3,862
Pauline Jen Ryan	2005	227,994		59,546	35,000	3,111
Senior Vice President,	2004	205,129		87,500	30,000	3,036
Corporate Development and Operations	2003	198,218		62,063	35,000	2,471

(1)          Includes amounts, if any, deferred by each individual under the ImmunoGen, Inc. 401(k) Plan and Trust (the “401(k) Plan”).

(2)          Fiscal year 2005 amounts include amounts paid to Mr. Junius since hire date of May 9, 2005, based upon an annual base of $300,000 per year. Stock option amount reflects stock options granted to Mr. Junius upon commencing employment with the Company.

(3)          Fiscal year 2005 amounts include term life insurance premiums of $3,865 for Dr. Sayare, $2,725 for Dr. Blättler, $234 for Mr. Junius, $1,201 for Dr. Lambert, and $403 for Ms. Ryan. Also included are matching contributions under the 401(k) Plan of $2,668 for Dr. Sayare, $2,434 for Dr. Blättler, $1,717 for Dr. Lambert, and $2,708 for Ms. Ryan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding each stock option granted during fiscal year 2005 to each individual named in the Summary Compensation Table.

					Potential Realizable
					Value at Assumed
		Percentage of Total			Annual Rates of
	Number of Securities	Options Granted to			Stock Price Appreciation
	Underlying Options	Employees in	Exercise	Expiration	for Option Term(4)
Name	Granted (#)(1)	Fiscal Year (%)	Price ($)(3)	Date	5% ($)	10% ($)
Mitchel Sayare, Ph.D.	75,000	7.16	5.35	6/9/15	252,344	639,489
Walter A. Blättler, Ph.D.	65,000	6.21	5.35	6/9/15	218,698	554,224
Daniel M. Junius	200,000 (2)	19.1	5.74	5/9/15	721,971	1,829,616
John M. Lambert, Ph.D.	35,000	3.34	5.35	6/9/15	117,761	298,428
Pauline Jen Ryan	35,000	3.34	5.35	6/9/15	117,761	298,428

(1)          All options, except for those granted to Mr. Junius, were granted on June 9, 2005 and vest ratably over three years beginning on the date of grant. Under certain circumstances, vesting of options may be accelerated and options may become fully exercisable.

(2)          Options were granted on May 9, 2005 upon commencement of employment with the Company. The options vest ratably over four years beginning on the date of grant. Under certain circumstances, vesting of options may be accelerated and options may become fully exercisable.

(3)          The exercise price was equal to the fair market value of the Common Stock on the date of grant.

(4)          Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee’s continued employment through the option period and the date on which the options are exercised. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission (the “Commission”) and do not represent the Company’s estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

The following table provides information as to each individual named in the Summary Compensation Table regarding the exercise of options during the 2005 fiscal year. In addition, this table includes the number of shares covered by both exercisable and unexercisable options as of June 30, 2005 and the value of “in the money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-The-Money Options
	Acquired on	Value	Fiscal Year-End (#)		at Fiscal Year-End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchel Sayare, Ph.D.	75,000	257,400	997,500	156,666	2,558,748	92,532
Walter A. Blättler, Ph.D.	50,000	164,845	823,751	136,666	1,973,996	81,866
Daniel M. Junius	—	—	—	200,000	—	10,000
John M. Lambert, Ph.D.	25,000	83,625	531,834	73,333	1,236,495	43,600
Pauline Jen Ryan	—	—	230,834	66,666	296,348	37,332

(1)          Value is based on the last sale price per share ($5.79) on June 30, 2005, as reported on the Nasdaq National Market, less the applicable option exercise price. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL AGREEMENTS

The Company currently has employment agreements with Drs. Blättler, Lambert and Sayare, and Mr. Junius. These agreements currently provide for annual salaries of $304,290 for Dr. Blättler, $255,450 for Dr. Lambert, $231,570 for Ms. Ryan, $420,570 for Dr. Sayare, and $300,000 for Mr. Junius. The agreements with Drs. Blättler, Lambert and Sayare provide that either the Company or the executive officer may terminate these agreements upon 90 days’ prior written notice. In addition, each agreement provides that the Company may terminate the employment of the executive officer at any time for cause (as defined in the respective agreements). The agreements with Dr. Blättler and Dr. Lambert also provide that these executive officers will not engage in any business competitive with the business of the Company for a period of two years following termination of employment. The agreement with Mr. Junius provides that in the event of termination without cause, Mr. Junius will receive payments in an amount equal to 12 months of his annual base salary in effect immediately prior to such termination.

In making determinations of salary and benefits to be provided under these employment agreements, the Compensation Committee of the Board of Directors takes into consideration, in addition to contractual commitments, Company personnel policies. See also the “Compensation Committee Report on Executive Compensation.”

Contractual language is included in stock option agreements between the Company and members of its senior management group to the effect that all unvested options of the affected employee will become immediately exercisable in instances where:

(i)

(A)       a person becomes the beneficial owner of fifty percent or more of the voting securities of the Company, or

(B)        the Board approves a consolidation or merger of the Company whereby the shareholders of the Company would not retain fifty percent or more of the voting securities of the Company after the consolidation or merger, and

(ii)

(A)       a material change is made in the Restated Stock Option Plan or an option granted thereunder (except as provided in Section 16(b) of the Plan), or

(B)        the affected employee is, within two years, terminated for any reason other than for cause.

STOCK PRICE PERFORMANCE GRAPH

The graph and table below compare the annual percentage change in the Company’s cumulative total stockholder return on its Common Stock for the period from June 30, 2000 through June 30, 2005 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the total cumulative return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Stocks Total Return Index during such period. The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company’s performance. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not “soliciting material,” is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph for the Nasdaq Pharmaceutical Stocks Total Return Index and the Nasdaq Stock Market Index (U.S.) was prepared by the Center for Research in Security Prices, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

	2000	2001	2002	2003	2004	2005
IMMUNOGEN, INC.	$100.00	$165.80	$22.30	$35.40	$50.30	$48.00
NASDAQ STOCK MARKET INDEX (U.S.)	$100.00	$54.30	$37.00	$41.10	$51.80	$52.30
NASDAQ PHARMACEUTICAL	$100.00	$84.20	$49.50	$68.40	$76.30	$72.40

The above graph and table assume $100 invested on June 30, 2000 with all dividends reinvested, in each of the Common Stock, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Pharmaceutical Stocks Total Return Index. Upon written request by any shareholder, the Company will promptly provide a list of the companies comprising the Nasdaq Pharmaceutical Stocks Total Return Index.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

The Compensation Committee of the Board is comprised entirely of non-employee Directors. The Compensation Committee determines the base salaries of the Company’s executive officers and the amount of annual bonus awards, if any, to be paid to the executive officers. In addition, the Compensation Committee administers the Company’s Restated Stock Option Plan, as amended (the “Plan”), under which stock options may be granted to executive officers and other employees of the Company, as well as to non-employee Directors, the Company’s 2001 Non-Employee Director Stock Plan, and the Company’s 2004 Non-Employee Director Compensation and Deferred Share Unit Plan.

Compensation Policy and Components of Compensation

The Compensation Committee’s fundamental executive compensation philosophy is to enable the Company to attract and retain key executives, and to motivate those executives to achieve the Company’s long-term objective of becoming a profitable company. Attracting and retaining key executives is important to any organization. This challenge is especially difficult in the biotechnology industry where executives are required to remain focused and committed throughout many years of product development, regulatory approvals and financial instability.

Each executive officer’s compensation package is reviewed at least annually and may be comprised of up to three components: base salary, incentive cash bonuses and stock options. In addition, the Company’s executive officers are eligible to participate in all employee benefit programs generally available to all other ImmunoGen employees.

Progress toward the Company’s broad strategic goal of becoming a profitable biopharmaceutical company is measured by specific corporate objectives and annual milestones. Personal objectives and milestones by which individual executives of the Company are evaluated fit within the framework of the Company’s overall goals and objectives. The Compensation Committee considers factors such as changes in business conditions and other relevant external circumstances when evaluating the performance of the individual executives.

Base Salaries of Executive Officers

The Compensation Committee sets the salaries of the Company’s executive officers by reviewing independently prepared surveys of biotechnology industry compensation as well as other available information on the base salaries of executive officers in comparable positions in other biotechnology companies. There is substantial overlap between the biotechnology companies whose compensation practices are reflected in such surveys and the biotechnology companies that are included in the Nasdaq Pharmaceutical Stocks Total Return Index (see “Stock Price Performance Graph”). Comparative factors considered include, but are not limited to, company size, stage of development of a company’s products, and geographic location. The Compensation Committee uses the collected data as well as the experience

*                    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference.

of the members of the Compensation Committee in hiring and managing personnel to set salaries. The Compensation Committee also takes into account, for both current and new executive officers, competitive industry factors, breadth of experience, length of service and recent individual performance. It is not the Company’s intent to establish fixed levels of compensation in general or for specific positions, but rather to establish compensation on a case-by-case basis as recommended by management and confirmed by the Compensation Committee. The Company’s executive officer salaries, as currently paid, are estimated to range from the 30th to 60th percentile of comparable biotechnology companies. The salary of the Company’s Chairman of the Board, President and Chief Executive Officer is estimated to be in the 50th percentile of such range.

In certain cases initial annual base compensation was established pursuant to employment agreements with executive officers (see “Employment Contracts, Termination of Employment and Change in Control Agreements”). The terms of such employment contracts were reviewed and authorized by the Board (including members of the Committee but excluding any interested officer) and were consistent with the Company’s compensation policies then in place.

In July 2005, Dr. Blättler’s base salary was set at $304,290 annually, Mr. Junius’ base salary was set at $300,000, Dr. Lambert’s base salary was set at $255,450, and Ms. Ryan’s base salary was set at $231,570.

Bonus Awards

The Company does not have formal incentive or bonus plans for executives. The Compensation Committee does, however, establish key performance criteria to be met by the Company annually and evaluates the Company’s actual performance against those criteria in its determination of whether incentive or bonus payments should be made to executives or other employees. Such criteria include the Company’s actual performance against the Company’s plan for the applicable fiscal year, the Company meeting certain research and development milestones and meeting key targets associated with its collaborations. Based upon the committee’s evaluation of the performance criteria established for fiscal 2005, the following annual bonuses were awarded to executive officers of the Company and paid during the fiscal year ended June 30, 2005: $95,000 to Dr. Blättler, $65,688 to Dr. Lambert, and $59,546 to Ms. Ryan. Based upon the committee’s evaluation of the performance criteria established for fiscal 2004, the following bonuses were awarded to executive officers of the Company and paid during the fiscal year ended June 30, 2004: $175,000 to Dr. Blattler, $87,500 to Dr. Lambert, and $87,500 to Ms. Ryan.The bonuses awarded in the fiscal year ended June 30, 2004 includes an annual bonus as well as a special bonus award upon the execution of the Company’s collaboration agreement with sanofi-aventis. No bonuses were paid to any current executive officers of the Company during the fiscal year ended June 30, 2003.

Stock Option Plan

Subject to the provisions of the Plan, the Compensation Committee has the authority to determine the terms under which incentive and non-qualified stock options are granted and the individuals to whom such options may be granted. The Compensation Committee believes that equity participation is a key component of its executive compensation program. The stock option program is the Company’s major long-term incentive plan, designed to retain executive officers and other employees and motivate them to enhance shareholder value by aligning the long-term interests of the Company’s employees with those of its shareholders. The Compensation Committee believes that stock options provide an effective long-term incentive for all employees to create shareholder value since the full benefit of the options cannot be realized unless an appreciation in the price of the Company’s Common Stock occurs. The executive officers participate in the Plan in the same manner as all of the Company’s full-time employees. Initial stock option awards for new employees, which are individually determined prior to employment, are derived from the employee’s anticipated contribution to the Company’s growth and are designed to be competitive with awards granted by other biotechnology companies. Subsequent annual stock option awards are based on historical levels of prior grants, position within the Company and individual performance. For fiscal years 2003, 2004 and 2005, stock options were awarded to all current executive officers in June 2003, June 2004, and June 2005, respectively. All options are issued with exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant. The options granted in fiscal years 2003, 2004 and 2005 vest as to one-third of the shares on each anniversary date of the date of grant. Vesting of options may be accelerated and options may become fully exercisable upon the occurrence of certain events such as a change in control of the Company (see “Employment Contracts, Termination of Employment and Change in Control Agreements”).

Compensation of the Chief Executive Officer

Dr. Sayare’s annual base salary was determined in accordance with the criteria outlined in other sections of this report, the Compensation Committee’s evaluation of the Company’s overall performance and Dr. Sayare’s individual performance. Performance was measured by the achievement of certain goals over the last several years, including the continued development of the Company’s key technology platforms. Dr. Sayare’s salary was increased to $420,570 on July 1, 2005.

In June 2005, the Board of Directors approved bonuses for all employees of the company to be paid in June 2005. Dr. Sayare was paid a cash bonus of $145,000. In June 2004, the Board of Directors approved bonuses for all employees of the Company to be paid in June 2004. Dr. Sayare was paid a cash bonus of $210,000. Dr. Sayare’s 2004 bonus amount included an annual bonus as well as a special bonus awarded upon execution of the Company’s collaboration with sanofi-aventis. In fiscal 2003, Dr. Sayare was granted options to purchase 95,000 shares of Common Stock. In fiscal 2004, Dr. Sayare was granted options to purchase 75,000 shares of Common Stock. In fiscal 2005, Dr. Sayare was granted options to purchase 75,000 shares of Common Stock. The options granted to Dr. Sayare in fiscal years 2003, 2004 and 2005 vest as to one-third of the shares each year after issuance beginning one year from the date of grant. All options are subject to Dr. Sayare’s continued employment with the Company and were issued with exercise prices equal to the fair market value of the Common Stock on the date of grant.

Certain Agreements

The Company has entered into agreements with certain of its executive officers relating to employment and separation. In making determinations of salary and benefits to be provided under these employment and separation agreements, the Compensation Committee took into consideration contractual commitments and Company policies. (See “Employment Contracts, Termination of Employment and Change in Control Agreements”).

Members of the ImmunoGen, Inc. Compensation Committee
David W. Carter
Mark Skaletsky, Chairman
Joseph J. Villafranca

REPORT OF AUDIT COMMITTEE

The Audit Committee, as described on page 6, is comprised of three independent Directors. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting principles, policies and procedures as well as the adequacy of the Company’s systems of internal accounting control and the quality and integrity of the Company’s financial statements. All members of the Committee meet the NASDAQ National Marketplace rules test for independence. The Committee operates pursuant to a charter that was most recently amended by the Board on September 30, 2004. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal accounting controls designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In assisting the Board in its oversight function, the Committee has considered and discussed the Company’s audited financial statements for the year ended June 30, 2005 with management and the Company’s independent auditors, Ernst & Young LLP. The Committee has also discussed and reviewed with the independent auditors the matters required to be discussed by the current Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has also discussed with management and the independent auditors the quality and adequacy of the Company’s internal accounting controls. The Audit Committee has reviewed with the independent auditors and approved their audit plan, audit scope and identification of audit risks for the year ended June 30, 2005 and has considered, with a view to maintaining the independence of the Company’s independent auditors, the nature and scope of the non-audit services proposed to be supplied to the Company by its independent auditors and whether the provision of any such non-audit services by such auditors is fully compatible with the maintenance of their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, and are not employed by the Company for accounting or financial management or for any aspects of the Company’s systems of internal accounting control. Members of the Committee rely, without independent verification, on the information provided to them, and on the representations made, by management and the Company’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal accounting controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. In addition, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that the Company’s financial statements are presented in accordance with accounting policies generally accepted in the United States.

Based upon the reports, discussions and reviews described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter of the Audit

Committee, the Committee has recommended to the Board of Directors, and the Board of Directors has approved the Committee’s recommendation that the Company’s audited financial statements for the year ended June 30, 2005 be included in the Company’s Annual Report to Shareholders for the year ended June 30, 2005 and the Company’s Annual Report on Form 10-K for the year ended June 30, 2005 be filed with the U.S. Securities and Exchange Commission. The Committee has also approved the appointment of Ernst & Young LLP as independent auditors for the Company’s fiscal year ended June 30, 2006.

Members of the ImmunoGen, Inc. Audit Committee
Stuart F. Feiner, Chairman
David W. Carter
Mark Skaletsky

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and persons holding more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to it and written representations that no other reports were required, the Company is not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act, except for the inadvertent late reporting of an exercise by Mr. Lambert to purchase 25,000 shares of Common Stock. Mr. Lambert’s transaction, executed on March 9, 2005, was reported on a Form 4 filed with the Securities and Exchange Commission on March 14, 2005.

INDEPENDENT AUDITORS

Ernst & Young LLP, independent registered public accountants, audited the Company’s financial statements for the fiscal year ended June 30, 2005. The Audit Committee of the Board of Directors has selected Ernst & Young LLP to conduct the audit of the Company’s annual financial statements for the fiscal year ending June 30, 2006 and for the review of the Company’s Quarterly Reports on Form 10-Q filed during this period. The Company expects that representatives of Ernst & Young LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The Company and Ernst & Young LLP negotiated fees of $248,000 and $39,000 for their audits of the Company’s annual financial statements and internal control over financial reporting for the fiscal year ended June 30, 2005 and for their review of the Company’s Quarterly Reports on Form 10-Q filed during the last fiscal year, respectively. The Company also paid Ernst & Young LLP $9,600 during the year ended June 30, 2005 related to the Company’s filing of a Form S-8 on February 4, 2005.

The Company and Ernst & Young LLP negotiated fees of $100,000 and $36,000 for their audit of the Company’s annual financial statements for the fiscal year ended June 30, 2004 and for their review of the Company’s Quarterly Reports on Form 10-Q filed during that fiscal year, respectively. The Company also paid Ernst & Young LLP $16,800 during the year ended June 30, 2004 related to the Company’s Prospectus filed with the Securities and Exchange Commission on May 27, 2004.

Audit-Related Fees

Fees for audit-related services totaled $24,750 and $8,200 during the years ended June 30, 2005 and 2004, respectively. Audit-related services for the years ended June 30, 2005 and 2004 included advisory services related to the Company’s compliance with the Sarbanes-Oxley Act of 2002 and other accounting consultations.

Tax Fees

During the Company’s fiscal year ended June 30, 2005 and June 30, 2004, the Company did not pay Ernst & Young LLP any tax fees.

All Other Fees

During the Company’s fiscal year ended June 30, 2005 and 2004, the Company did not pay Ernst & Young LLP any other fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by Ernst & Young LLP. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services, provided that the Chairman reports any such approvals to the Audit Committee at its next scheduled meeting. Management provides the Audit Committee with an update of the services provided by, and fees paid to, Ernst & Young LLP at each regularly scheduled Audit Committee meeting.

The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by Ernst & Young LLP during fiscal 2005.

ELECTION OF DIRECTORS
(Notice Item 1)

Under the Company’s By-Laws, the number of Directors is fixed from time to time by the shareholders, and Directors serve in office until the next Annual Meeting and until their successors have been elected and qualified. At the Meeting the number of Directors will be fixed at seven and seven Directors will be elected.

The enclosed Proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as Directors of the Company. The nominees are Mitchel Sayare, Ph.D., Walter A. Blättler, Ph.D., David W. Carter, Stuart F. Feiner, Nicole Onetto, MD, Mark Skaletsky, and Joseph J. Villafranca, Ph.D. The Board has no reason to believe that any nominee will become unavailable. However, in the event that any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person or persons as may be designated by the Board.

A plurality of the votes cast at the Meeting is required to elect each nominee as a Director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE NUMBER OF DIRECTORS BE FIXED AT SEVEN AND RECOMMENDS THE ELECTION OF THE NOMINEES AS DIRECTORS.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Company’s annual meeting in 2006, the Company must receive a shareholder proposal no later than June 13, 2006. Proposals should be delivered in writing to ImmunoGen, Inc., 128 Sidney Street, Cambridge, Massachusetts 02139. One or more shareholders who hold at least a one-tenth part in interest of the capital stock entitled to vote at the meeting and who do not wish to include their proposal in such proxy statement but who wish to present a proposal at the Company’s annual meeting of shareholders in 2006, must notify the Company in writing at the above-referenced address no later than October 20, 2006. All other shareholders who wish to present a proposal at such annual meeting must notify the Company in writing at the above-referenced address no later than August 25, 2006 in order for their proposal to be considered timely for purposes of Rule 14a-4 under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 14a-4, management proxies may confer discretionary authority to vote on any matters presented by a shareholder at the Meeting if the proposals are received by the Company after August 25, 2006.

The Board does not know of any other matters that will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted in accordance with the judgment of Mitchel Sayare, Ph.D. and Walter A. Blättler, Ph.D. or either of them, acting as proxies, on such matters.

In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum, please complete, sign, date and return your Proxy promptly.

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (other than exhibits attached thereto) filed by the Company with the Commission, which provides additional information about the Company, is available to beneficial owners of the Company’s Common Stock without charge upon written or oral request to the Company’s Investor Relations Department at 128 Sidney Street, Cambridge, Massachusetts 02139 (tel: 617-995-2500).

By order of the Board of Directors

JONATHAN L. KRAVETZ, ESQ.
Secretary
October 7, 2005

Appendix A

IMMUNOGEN, INC.

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of ImmunoGen, Inc. (the “Company”) to (1) assist the Board in the identification of individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the director nominees for each next annual meeting of shareholders; (2) lead the Board in its annual review of the Board’s overall performance and individual direction and oversee the annual process of evaluation of the performance of the Company’s executive management; (3) recommend to the Board director nominees and chairpersons for each Board committee; (4) develop and recommend Corporate Governance Guidelines applicable to the Company; and (5) oversee senior management’s succession planning process.

Composition

The Committee shall be comprised of no fewer than three members. All members of the Committee shall meet the independence requirements of the NASDAQ system and its related rules and regulations. The members of the Committee shall be nominated by the Committee for full Board approval and shall serve until their successors shall be duly appointed and qualified. No member of the committee shall be removed except by majority vote of the Board.  The requirements for qualification of members of the Committee shall be determined and interpreted by the Board from time to time based upon recommendations by the Committee.

The Board shall annually designate a chairperson of the Committee (the “Chair”) from among the members of the Committee. When the Chief Executive Officer of the Company also holds the position of Chairman of the Board, the Committee Chair will have the additional title and duties of Lead Director.

Meetings

The Committee shall meet at least twice a year and at such other times as it deems necessary to carry out its duties and responsibilities. The Committee Chair and/or the Board Chairman may call such meetings. Members of senior management or others may attend meetings of the Committee at the invitation of the Committee to provide pertinent information as necessary.

The Committee Chair shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting. The Chair will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Committee may meet in person or by telephone conference calls or by means of similar communications equipment hook-up. A majority of the members of the Committee shall constitute a quorum for a meeting for all purposes.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee; provided, however, that: (a) no subcommittee shall consist of fewer than two members, and (b) the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

Responsibilities and Duties

The responsibilities and duties of the Committee shall include the following:

1.                 Evaluate the current composition, organization, performance, and governance of the Board and its committees, determine future requirements and make recommendations in these areas to the Board for approval.

2.                 Develop and maintain criteria for Board member skills and attributes and procedures for the identification and recruitment of candidates for election to serve as directors of the Company.

3.                 Identify and recommend to the Board individuals qualified to become Board members, including consideration of the performance of incumbent directors for re-election.

4.                 Recommend director nominees for the next annual meeting of shareholders.

5.                 Study, assess and review with the Board the overall performance of the Board and effectiveness of the Board structure, processes, operations and composition and make appropriate annual recommendations to the Board with regard thereto.

6.                 Annually evaluate and monitor the performance and contribution of individual directors.

7.                 Review and recommend to the Board from time to time the appointment of directors to Board committees, the selection of Board committee chairpersons, and the periodic rotation of directors and committee chairpersons.

8.                 Consider and recommend changes in Board size, age limits, tenure and retirement policies, number of meetings, and/or Board procedures.

9.                 Manage, in coordination with the Compensation Committee, the annual Chief Executive Officer (“CEO”) evaluation and report the results of the evaluation to the Board and its Compensation Committee. The Committee shall also oversee any executive management evaluation process.

10.          Present an annual report to the Board, in coordination with the Compensation Committee, on management succession planning and development. The succession planning should include policies regarding succession in the event of an emergency or the retirement of the CEO.

11.          Review and recommend director and committee member/chairperson compensation for those directors who are not also employees of the Company.

12.          Coordinate and provide input for Board agendas and meeting schedules and communicate with management to ensure materials and information provided to the Board is appropriate to enable the Board to fulfill its responsibilities.

13.          Annually review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board.

14.          Conduct an annual self-evaluation of the Committee’s performance.

15.          Annually review and reassess the adequacy of this Charter and the charters and performance of each Board committee and recommend any proposed changes to the Board.

16.          Oversee director education and new director orientation.

17.          Review the independence of directors and possible conflicts of interest of Board members and senior executives.

18.          Monitor developments and changes in corporate governance best practices, standards, and requirements and recommend these to the Board when appropriate.

19.          Make regular Committee reports to the Board.

20.          Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify candidates as directors, this authority shall be vested solely in the Committee.

PROXY	IMMUNOGEN, INC.	PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS
OF IMMUNOGEN, INC. FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 8, 2005

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 7, 2005, and does hereby appoint Mitchel Sayare, Ph.D. and Walter A. Blättler, Ph.D. (“the proxies”) or either of them, the undersigned’s attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of ImmunoGen, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the offices of the Company, 128 Sidney St., Cambridge, Massachusetts on Tuesday, November 8, 2005, at 10:00 a.m., Boston time, and at any adjournments thereof.

PLEASE FILL IN REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE
Address Change/Comments (Mark the corresponding box on the reverse side)

-FOLD AND DETACH HERE-

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR ITEM 1.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1.	Election of Directors:
	01 Mitchel Sayare	04 Stuart F. Feiner	07 Nicole Onetto, MD
	02 Walter A. Blättler	05 Mark Skaletsky
	03 David W. Carter	06 Joseph J. Villafranca
	FOR ALL NOMINEES	WITHHOLD
	LISTED ABOVE	AUTHORITY
	(except those crossed out)	to vote for all nominees
	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

☐

I plan to attend the meeting. ☐

This proxy may be revoked in writing or any time prior to the voting thereof.

Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person. Please return this proxy promptly in the enclosed envelope.

Signature
Date

Signature
Date

-FOLD AND DETACH HERE-

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